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                                                                    Exhibit 23.2


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-127372) and related Prospectus of Brookdale Senior Living Inc. for the registration of its common stock and to the use of our reports: dated August 5, 2005 with respect to the balance sheet of Brookdale Senior Living Inc. as of July 1, 2005; dated
August 4, 2005 with respect to the combined financial statements and financial statement schedule of Brookdale/Alterra as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004; dated July 22, 2005 with respect to the combined financial statements of the Fortress CCRC Portfolio as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004; and dated June 7, 2005 with respect to the combined financial statements of the Prudential Portfolio as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004.

                                                        /s/ Ernst & Young LLP

Chicago, Illinois
November 14, 2005